UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2009

ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

                                        Nevada                                                      333-91436                                                      26-0014658
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                     (State or other jurisdiction incorporation)            (Commission File Number)               (IRS Employer or Identification No.)

2701 Cambridge Court, Auburn Hills, MI  48326
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(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

248-370-9900

(Former Name or Former Address, if Changed Since Last Report.)
___________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 21, 2009, the Company entered into a Second Amendment to Securities Purchase Agreement with Equity 11, Ltd. (“Purchaser”) to provide that warrants will be issued to Purchaser with additional purchases of the Company’s Convertible Preferred Shares in a ratio of a warrant to purchase one-half of a common share for every dollar of Convertible Preferred Shares purchased by Purchaser.  For example, if 25 shares of Convertible Preferred Shares are purchased for $25,000, then warrants to purchase 12,500 common shares will also be issued.  The warrant purchase price per share will remain at $.75/share.  The Amendment also terminates Warrant Nos. 3, 4 and 5 previously issued to Purchaser.

Item 3.02 Unregistered Sales of Equity Securities.

On January 23, 2009, Equity 11, Ltd. (“Purchaser”) purchased an additional 94 shares of 5% Convertible Preferred Shares at a purchase price of $1,000 per share pursuant to Securities Purchase Agreement entered into between the Company and Purchaser on August 28, 2008.  Purchaser now holds 2104 Convertible Preferred Shares.  The Convertible Preferred Shares will pay cumulative cash distributions initially at a rate of 5% per annum, subject to declaration by the Board.

The Company offered and sold the Convertible Preferred Shares to the Purchaser in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

The Convertible Preferred Shares and the underlying common shares of the Company issuable upon conversion of the Convertible Preferred Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional information pertaining to the Convertible Preferred Shares  is contained in the Company’s Current Reports filed with the Commission on August 29, 2008 and September 29, 2008 and are incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(c)           Exhibits

10.57           Second Amendment To Securities Purchase Agreement

10.58   Warrant W-6

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE:  January 23, 2009                                                     By:  /s/ Daniel V. Iannotti
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Daniel V. Iannotti
Vice President, General Counsel and
Secretary